                                                                EXHIBIT 23(b)


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Fund American Enterprises Holdings, Inc., to be filed on September 30, 1996, pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401 (k) Plan of our reports dated February 13, 1996, with respect to the consolidated financial statements of Fund American Enterprises Holdings, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP

New York, New York
September 26, 1996

                                                        EXHIBIT 23(b)

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Fund American Enterprises Holdings, Inc. pertaining to the Source One Mortgage Services Corporation Employee Stock Ownership and 401(k) Plan of our report dated May 31, 1996, with respect to the financial statements and schedules of the Source One Mortgage Services Corporation Employee Stock Ownership Plan included in its Annual Report (Form 11-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                Ernst & Young LLP

Detroit, Michigan
September 26, 1996